Exhibit 10.08

OMNIBUS AMENDMENT AGREEMENT

This Omnibus Amendment Agreement (the “Agreement”), dated as of March 27, 2015, is by and among Pegasi Energy Resources Corporation, a Nevada corporation (the “Company”) and each of the holders identified on the signature pages hereto (each, a “Holder” and collectively, the “Holders”).

R E C I T A L S

A.           Prior to the date hereof, the Company has issued to each Holder (i) a senior secured convertible note (the “Note”), which Note is convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms of the Note and (ii) a warrant (the “Warrant”) to purchase Common Stock in each case, pursuant to Securities Purchase Agreements, dated as of January 9, 2015 and January 14, 2015 (collectively, the “Securities Purchase Agreement”) and certain other investors signatory thereto (each Holder and such other investors collectively, the “Investors”).  Capitalized terms not defined herein shall have the meanings set forth in the Securities Purchase Agreement, as amended hereby.

B.           Pursuant to the Securities Purchase Agreement, (i) each of the Investors received Warrants to purchase such number of shares of Common Stock equal to 33% of the number of shares of Common Stock issuable upon conversion of the Note, based on the fixed conversion price (the “Warrant Ratio”) and (ii) the Company was granted the right, for 45 days after the Initial Closing (the “Additional Investment Period”), to sell up to $625,000 of additional Notes and Warrants, on the same terms and conditions (the “Additional Securities”).

C.           In order to secure the obligations of the Company evidenced by the Notes issued to the Investors, the Company and Pegasi Energy Resources Corporation, a Texas corporation (“Pegasi Texas”), issued that certain Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production to Pasquale DeAngelis, as Collateral Agent for the Holders and Jay Moorin, as Trustee for the Holders, dated as of December 29, 2014, effective as of December 30, 2014 and filed on record in Marion County on December 31, 2014 in Volume 898, Page 72, which Deed of Trust was amended pursuant to that certain First Supplement, Amendment, Restatement of Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production by Pegasi Texas to Pasquale DeAngelis, as Collateral Agent for the Holders and Jay Moorin, as Trustee for the Holders, dated and effective as of January 9, 2015 and filed of record in Marion County on January 9, 2015 in Volume 898, Page 580 (the “Deed of Trust”).

D.           In connection with the Securities Purchase Agreement, the Company and the Investors entered into registration rights agreements (the “Registration Rights Agreement”).

E.           Although the Additional Investment Period has expired, the Company has located a new investor (the “Additional Investor”) willing to purchase $1 million of Additional Securities, although the Additional Investor has requested that the Warrant Ratio be 100% (the “Additional Investment”).

F.           Pursuant to Section 10(e) of the Securities Purchase Agreement and Section 9(e) of the Notes, the Securities Purchase Agreement and the Notes may be amended with the written consent of the Company and those Investors holding a majority in interest of the outstanding Notes (the “Required Holders”), provided that all such amendments shall apply to all Investors and all of the Notes.

G.           The Company and the Holders desire to enter into this Agreement, pursuant to which, among other things (i) the Company and the Holders shall amend the Securities Purchase Agreement to extend the Additional Investment Period, increase the Warrant Ratio to 100%, allow for up to $1 million of Additional Securities to be sold to the Additional Investor, prohibit any payments to affiliates of the Company (including any accrued but unpaid salary) as long as the Notes are outstanding and allowing the Agent to be removed by the Required Holders, (ii) the Company and the Holders shall amend the Notes to increase the minimum conversion price from $0.05 to $0.09, require payments (including prepayments) to principal and interest to be on a pro rata basis, to provide for additional consideration to the Holders upon the Company’s failure to timely process conversion requests, to increase the maximum beneficial ownership limitation from 9.99% to 19.99%, (iii) the Company and the Holders shall amend the Warrants to provide for cashless exercise at any time, to increase the maximum beneficial ownership limitation from 9.99% to 19.99%, and to provide for additional consideration to the Holders upon the Company’s failure to timely process exercise notices, (iii) the Company and the Holders shall amend the Registration Rights Agreement to clarify the liquidated damages due upon a default by the Company, and (v) the Company shall issue all the Investors additional Warrants (the “Consideration Warrants”) to purchase shares of Common Stock (the “Consideration Warrant Shares”), so that the Warrants, together with the Consideration Warrants, shall equal the new Warrant Ratio of 100%.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

A G R E E M E N T

1. AMENDMENTS TO TRANSACTION DOCUMENTS; CLOSING.

1.1 Amendments to Transaction Documents.

(a) Securities Purchase Agreement.  Subject to Section 1.2 hereof, upon the execution of this Agreement by the Required Holders, the Securities Purchase Agreement is hereby amended as follows:

(i) Recital B is hereby deleted in its entirety and replaced with the following: “The Company has authorized the issuance of senior secured convertible notes, in the aggregate amount of $1,875,000, in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) (as converted, collectively, the “Conversion Shares”), in accordance with the terms of the Notes.”

(ii) Section 1(c) is hereby deleted in its entirety and replaced with the following: “Notes and Warrants.  After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, up to $1,350,000 of original principal amount of Notes (the "Additional Notes"), along with Warrants to acquire up to that aggregate number of Warrant Shares that provides such additional purchaser(s) 100% warrant coverage on the Notes being purchased by it based on the fixed conversion price of the Notes (the "Additional Warrants"), to one or more purchasers (the "Additional Buyers"), provided that (i) such subsequent sale is consummated prior to March 31, 2015 and (ii) each Additional Buyer shall become a party to the Transaction Documents (as defined below), by executing and delivering a counterpart signature page to each of the Transaction Documents.  The Schedule of Buyers to this Agreement shall be updated to reflect the number of Additional Notes and Additional Warrants purchased at each such Closing and the parties purchasing such Additional Notes and Additional Warrants.”

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(iii) The third sentence of Section 4(h) is hereby deleted in its entirety and replaced with the following: “Neither the Company nor any Buyer shall issue any other press release or any other public statement with respect to the transactions contemplated hereby, unless it is (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, and (iii) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).”

(iv) Article 4 is hereby amended by inserting Section 4(m) as follows: “Payments to Affiliates.  So long as the Notes remain outstanding, the Company shall not repay any other debt, including but not limited to any accrued but unpaid salary, owed to any executive officer; director; shareholder beneficially owning in excess of 10% of the Company’s common stock; or any affiliate of such Persons.”

(v) The first sentence of Section 9(c) is hereby deleted in its entirety and replaced with the following: “Agent shall have the right to request instructions from the Required Holders (as defined below) at any time.”

(vi) Section 9(h)(i) is hereby deleted in its entirety and replaced with the following: “Agent may, upon five (5) Business Days’ notice to Buyers and the Company, resign at any time by giving written notice thereof to Buyers and the Company and the Required Holders may, upon five (5) Business Days’ notice to Agent and the Company terminate the service of Agent as Agent hereunder.  Upon any such resignation or termination, the Required Holders shall have the right, upon five (5) days’ notice and approval by the Company (which approval shall not be unreasonably withheld or delayed), to appoint a successor Agent.  If no successor Agent (i) shall have been so appointed by the Required Holders, and (ii) shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Required Holders giving notice of termination, then, upon five (5) days’ notice, the retiring or terminated Agent may, on behalf of Buyers, appoint a successor Agent.  If at any time Agent has resigned hereunder or has been terminated hereunder and no successor Agent has been appointed in such resigning or terminated Agent’s stead, the Buyers shall be deemed to be the “Agent” for purposes of this Agreement and the other Transaction Documents and Buyers shall act as Agent hereunder and under the Transaction Documents until a successor Agent is so appointed.”

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(vii) The last sentence of Section 10(e) is hereby deleted in its entirety and replaced with the following: “‘Required Holders’ means holders of a majority in interest of the outstanding Notes, provided, however, that such holders shall include at least one Person that purchased Notes directly from the Company on or about January 9, 2015 or January 14, 2015, or such Person’s assignees or transferees.”

(viii) The sixth sentence of Section 10(p) is hereby deleted in its entirety and replaced with the following: “Except as otherwise provided in this Agreement or in the Transaction Documents, each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.”

(ix) The definition of Warrants is hereby amended to include the Consideration Warrants.

(x) The Schedule of Buyers shall be revised to insert an additional column, numbered 4(a) and labeled, Aggregate Number of Consideration Warrant Shares, and the existing Schedule of Buyers is hereby deleted in its entirety and replaced with Exhibit A.

(b) Notes.  Subject to Section 1.2 hereof, upon the execution of this Agreement by the Required Holders, the Notes are hereby amended as follows:

(i) The second paragraph is hereby amended by inserting, after the second sentence, the following: “All payments of principal and interest shall be made on the Notes pro rata based on their outstanding principal amounts.”

(ii) The definition of Registration Statement in Section 1 is hereby is hereby deleted in its entirety and replaced with the following: “‘Registration Statement’ means a registration statement covering the resale of all the Conversion Shares issuable upon conversion of the outstanding Notes and the Warrant Shares issuable upon exercise of the Warrants.”

(iii) The last sentence of Section 2(d) is hereby deleted in its entirety and replaced with the following: “The Company's election to prepay any portion of the principal amount of this Note shall be applied ratably to all holders of Notes based on their outstanding principal amounts.”

(iv) Section 4(b) is hereby deleted in its entirety and replaced with the following: “Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to the lower of (i) $0.12 or (ii) the higher of (x) $0.09 or (y) the VWAP on the Trading Day immediately preceding the Conversion Date, subject to adjustment herein (the “Conversion Price”).”

(v) The first sentence of Section 4(c)(v) is hereby deleted in its entirety and replaced with the following: “In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions), (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii), and (C) unless Holder elected to have the Note reissued under clause (B), if requested by Holder purchase the number of shares of Common Stock the Holder was entitled to receive from the conversion at issue for the price at which the sell order giving rise to such purchase obligation was executed.”

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(vi) The eleventh sentence of Section 4(d) is hereby deleted in its entirety and replaced with the following: “The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply.”

(vii) The first sentence of Section 5(a) is hereby deleted in its entirety and replaced with the following: “If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the formula for determining the Conversion Price shall be modified by multiplying each of the fixed numbers in the formula by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately after such event.”

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(viii) The first sentence of Section 5(b) is hereby deleted in its entirety and replaced with the following: “If the Company, at any time while this Note  is outstanding, shall distribute to all holders (and not to Holders on a pro-rata basis) of Common Stock, evidences of its indebtedness or assets (including cash or cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case whenever this Note is converted the Conversion Price determined in accordance with the formula shall be adjusted by multiplying such Conversion Price by a fraction of which the denominator shall be the Exercise Price as determined by the formula, and of which the numerator shall be such Exercise Price less the per share fair market value at the record date(s) fixed for determination of stockholders entitled to receive the distribution(s) of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock (determined by dividing the amount distributed by the then issued and outstanding shares of Common Stock), as the case may be, as determined by the Board of Directors in good faith.”

(ix) The following shall be inserted after Section 5 and before Section 7: “Section 6. Intentionally Omitted.”

(x) Section 8(a)(iii) is hereby deleted in its entirety and replaced with the following: “a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents (as defined in the Purchase Agreement) or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);”

(xi) Section 8(a)(vii) is hereby deleted in its entirety and replaced with the following: “the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(c) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;”

(xii) Section 8(b) is hereby amended by inserting, after the first sentence, the following: “The Company shall promptly pay the Holders in cash all legal fees (and other costs of collection) incurred by the Holders in attempting to obtain payment of the Notes or otherwise taking any action related to an Event of Default.”

(xiii) The first sentence of Section 9(a) is hereby deleted in its entirety and replaced with the following: “Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth in the Purchase Agreement, or such other facsimile number or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a).”

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(xiv) Section 9(i) is hereby deleted in its entirety and replaced with the following: “Secured Obligation.  The obligations of the Company under this Note are secured by certain assets of the Company pursuant to the Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production to Pasquale DeAngelis, as Collateral Agent for the Holders and Jay Moorin, as Trustee for the Holders, dated as of December 29, 2014, effective as of December 30, 2014 and filed on record in Marion County on December 31, 2014 in Volume 898, Page 72, which Deed of Trust was amended pursuant to that certain First Supplement, Amendment, Restatement of Deed of Trust, Mortgage, Security Agreement, Financing Statement and Assignment of Production by Pegasi Texas to Pasquale DeAngelis, as Collateral Agent for the Holders and Jay Moorin, as Trustee for the Holders, dated and effective as of January 9, 2015 and filed of record in Marion County on January 9, 2015 in Volume 898, Page 580 and as may be further amended from time to time.”

(xv) The first sentence of the first paragraph of Annex A is hereby deleted in its entirety and replaced with the following: “The undersigned hereby elects to convert principal (and accrued interest through the date specified below) under the 12% Senior Secured Convertible Note of Pegasi Energy Resources Corp., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.”

(c) Warrants.  Subject to Section 1.2 hereof, upon the execution of this Agreement by the Required Holders, the Warrants are hereby amended as follows:

(i) The first sentence of Section 2(c) is hereby deleted in its entirety and replaced with the following: “This Warrant may be exercised, in whole or in part, at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.”

(ii) The tenth sentence of Section 2(d) is hereby deleted in its entirety and replaced with the following: “The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(d), provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(d) shall continue to apply.”

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(iii) The first sentence of Section 2(e)(iv) is hereby deleted in its entirety and replaced with the following: “In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder, and (C) unless Holder elected to have the Warrant reinstated under clause (B), if requested by Holder purchase the number of Warrant Shares for which such exercise was not honored for the price at which the sell order giving rise to such purchase obligation was executed.”

(iv) The first sentence of Section 3(a) is hereby deleted in its entirety and replaced with the following: “If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the formula for determining the Exercise Price shall be modified by multiplying each of the fixed numbers in the formula by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately after such event.”

(v) The first sentence of Section 3(b) is hereby deleted in its entirety and replaced with the following: “If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(a)), then in each such case at each time this Warrant is exercised the Exercise Price determined in accordance with the formula shall be adjusted by multiplying such Exercise Price by a fraction of which the denominator shall be the Exercise Price as determined by the formula, and of which the numerator shall be such Exercise Price less the per share fair market value at the record date(s) fixed for determination of stockholders entitled to receive the distribution(s) of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock (determined by dividing the amount distributed by the then issued and outstanding shares of Common Stock) as determined by the Board of Directors in good faith.”

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(d) Registration Rights Agreement.  Subject to Section 1.2 hereof, upon the execution of this Agreement by the Required Holders, the Registration Rights Agreement is hereby amended as follows:

(i) The first sentence of Section 2(b) is hereby deleted in its entirety and replaced with the following: “If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a), the Company shall not be deemed to have satisfied this clause (i)); (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or will not subject to further review; (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond appropriately to comments made by the Commission in respect of such Registration Statement within 15 Trading Days after the receipt of written comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective; (iv) a Registration Statement filed or required to be filed hereunder pursuant to this Agreement is not declared effective by the Commission on or prior to its Effectiveness Date; or (v) after the Effectiveness Date and during the Effectiveness Period, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective and the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for 10 consecutive Trading Days or more than an aggregate of 20 Trading Days during any 12-month period (which need not be consecutive Trading Days); (any such failure or breach described in clauses (i) through (v) being referred to as an “Event”, and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date on which such 15 Trading Day period is exceeded, or for purposes of clause (v) the date on which such 10 or 20 Trading Day period, as applicable, is exceeded being referred to as an “Event Date”), then, as long as such Holders shall have complied with their obligations hereunder, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date beginning with the first monthly anniversary of the applicable Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured (each, a “Liquidated Damages Payment Date”), the Company shall pay to each such Holder an amount in cash, as liquidated damages and not as a penalty, with respect to each Liquidated Damages Payment Date, equal to 1% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for such portion of Notes outstanding of which such shares issuable upon conversion are not included on an effective Registration Statement or issued and outstanding Registrable Securities held by such Holder that are registered pursuant to a suspended Registration Statement as applicable.”

(ii) Section 3(i) is hereby deleted in its entirety and replaced with the following: “Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period (or any longer period required by any applicable jurisdiction) and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that (1) the Company shall not be required to register the Registrable Securities in any jurisdiction wherein an exemption from registration is reasonably available and (2) the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.”

(iii) The first sentence of Section 5(c) is hereby deleted in its entirety and replaced with the following: “If any Proceeding shall be brought or asserted in writing against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially prejudiced the Indemnifying Party.”

(iv) The first sentence of Section 6(f) is hereby deleted in its entirety and replaced with the following: “The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the then outstanding Registrable Securities (assuming conversion of all Notes and exercise of all Warrants sold under the Purchase Agreement), provided, however, that such Holders shall include at least one Person that purchased Notes directly from the Company on or about January 9, 2015 or January 14, 2015, or such Person’s assignees or transferees.”

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1.2 Binding Effect; Effective Date.  This Agreement is not binding unless and until (i) it has been executed by the Company and the Required Holders, (ii) an amended and restated subordination agreement for the Additional Investment has been executed by and among the Company, the Agent and Teton, Ltd., (iii) the guarantee provided by Pegasi Texas in January 2015 (the “Guarantee”) to Buyers, as defined therein, is amended and restated to reflect the changes pursuant to the Additional Investment, and (iv) the Additional Investment is completed by March 31, 2015 (such date as all four conditions have been satisfied, the “Effective Date”), provided, however, that Section 1.1(a)(vi) of this Agreement shall not be binding unless the four conditions above have been satisfied and the Deed of Trust Amendment (as hereinafter defined) has been filed and recorded in the appropriate governmental office.

1.3 Consideration; Delivery.  On the Effective Date, each of the Investors, whether they have executed this Agreement or not, shall receive Consideration Warrants to purchase such number of Consideration Warrant Shares as set forth opposite such Investor’s name in column 4(a) on the Schedule of Buyers, which revised Schedule of Buyers is attached hereto as Exhibit A.  On or prior to fourteen (14) calendar days after the Effective Date, the Company agrees to deliver, or cause to be delivered, to each Investor an executed copy of this Agreement and the Consideration Warrants.

1.4 Other Documents.  (a) The Company shall provide to Holders a current title opinion on the assets secured by the Deed of Trust running to Holders covering the full amount of the Note, which shall be provided within five Business Days from the Effective Date. (b) The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate this Agreement, including, without limitation, (i) an executed certificate of an officer of the Company as to the accuracy of the representations and warranties related to this Agreement, (ii) an executed officer’s certificate certifying the resolutions of the Board of the Company approving the Notes and related matters, (iii) an executed officer’s certificate certifying the resolutions of the board of directors of Pegasi Texas approving the Deed of Trust and the Guarantee. And (iv) an executed officer’s certificate certifying the resolutions of the general partner of Teton, Ltd., a Texas limited partnership, approving the Amended and Restated Subordination Agreement related to the Notes.

2. REPRESENTATIONS AND WARRANTIES.

2.1 Holder Bring Down.  Each Holder hereby makes the representations and warranties as to itself only as set forth in Section 2 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, mutatis mutandis.  In addition, each Holder executing this Agreement represents to the Company and the other signatories hereto that it remains the holder of all the Securities issued to it by the Company pursuant to the Securities Purchase Agreement.

2.2 Company Bring Down.  Except as set forth on Schedule 2.2 hereto and subject to such disclosures set forth in the Company’s filings with the Securities and Exchange Commission prior to the date hereof and in the 8-K Filing (as defined below), the Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Amendment, mutatis mutandis.

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3. COVENANTS.

3.1 Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the third (3rd) Business Day following the Effective Date, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement (including all attachments, the “8-K Filing”).

3.2 Amendment to the Deed of Trust. The Company shall, within five Business Days from the Effective Date, file a second supplement, amendment and restatement of the Deed of Trust (the “Deed of Trust Amendment”) to (i) provide that the Deed of Trust includes the Additional Investment and (ii) amends Section V(K) to change the application of proceeds from a foreclosure from the discretion of the Collateral Agent (as defined therein) to a pro rata distribution based on the outstanding Notes, with such Deed of Trust Amendment in a form reasonably acceptable to the Investors.

4. MISCELLANEOUS.

4.1 Transaction Documents.  Except as specifically set forth herein, all other terms of the Transaction Documents remain in full force and effect.

4.2 Miscellaneous Provisions.  Section 10 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

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11

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

PEGASI ENERGY RESOURCES CORPORATION

By:
Name: Jonathan Waldron
Title: Chief Financial Officer

[Omnibus Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

HELM INTERNATIONAL LIMITED

By:
Name:
Title:

[Omnibus Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

PASQUALE DEANGELIS

By:

[Omnibus Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

JAY MOORIN

By:

[Omnibus Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

TETON, LTD.

By:
Name:
Title:

[Omnibus Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

TIMOTHY MCINERNEY

By:

[Omnibus Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

PACIFIC WORLD ENERGY, LTD.

By:
Name:
Title:

[Omnibus Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

TREVOR COLBY

By:
Name:
Title:

[Omnibus Amendment Agreement]

IN WITNESS WHEREOF, the Additional Investor has acknowledged this Agreement as of the _____ day of March, 2015.

ADDITIONAL INVESTOR:

LAZARUS INVESTMENT PARTNERS

By:
Name:
Title:

[Omnibus Amendment Agreement]

EXHIBIT A

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(4a)	(5)	(6)

Buyer	Address and E-Mail Address	Original Principal Amount of Notes	Aggregate Number of Warrant Shares	Aggregate Number of Consideration Warrant Shares	Purchase Price	Legal Representative’s Address and Facsimile Number

HELM International Limited	c/o Heritage Hall PO Box 225, Le Marchant Street St. Peter Port, Guernsey GYI 4HY nikki.bremaut@heritage.co.gg	$50,000	138,889	277,778	$50,000
Pasquale DeAngelis	P.O. Box 175 Buckingham, PA 18912 patd@proquestvc.com	$25,000	69,444	138,890	$25,000
Jay Moorin	9746 Niblick Lane Naples, Florida 34108 jaym@proquestvc.com	$250,000	694,444	1,388,890	$250,000
Teton, Ltd.	c/o Joel Muscat 2425 West Loop South, Suite 200 Houston, Texas 77027 Mneuf77777@aol.com jmuscat@muscatlawfirm.com	$100,000	277,778	555,556	$100,000	Michael H. Neufeld, President – Notet Corp. c/o Joel Muscat 2425 West Loop South, Suite 200 Houston, Texas 77027 Mneuf77777@aol.com jmuscat@muscatlawfirm.com Fax: 713-583-1119
Timothy McInerney	1 Coventry Ln. Hopewell, NJ 08525 Tim@riverbankinc.com	$100,000	277,778	555,556	$100,000
Pacific World Energy, Ltd.	Pasea Estate Road Town, Tortola, B.V.I. civelli@pacing.com	$250,000	694,444	1,388,890	$250,000	PT Professional Group S.A. P.H. Plaza Comercial San Fernando First Floor, Office No. 41 Avenida Central Via Espana, URB. La Loma Panama Fax: 507-391-9198 Attn: Camillis Braxator
Trevor Colby	6701 Dume Dr, Malibu, CA 90265	$100,000	277,778	555,556	$100,000
Total		$875,000	2,430,555	4,861,116	$875,000

SCHEDULE 2.2

The following are exceptions to the representations and warranties made by the Company in the Securities Purchase Agreement, as if such representations and warranties were made as of the date of this Agreement.

Section 3(n): The first sentence of Section 3(n) is hereby deleted in its entirely and replaced with the following: “As of March 25, 2015, the authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock, of which, 70,539,499 are issued and outstanding and 56,760,177 shares are reserved for issuance pursuant to securities, (including the Notes and the Warrants outstanding as of such date) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 5,000,000 shares of preferred stock, none of which are issued and outstanding.”